UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 12, 2008

Lev Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 000-32947

DELAWARE	88-0211496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Third Avenue, Suite 2200
New York, NY 10017
(Address and zip code of principal executive offices)

(212) 682-3096
(Registrant's telephone number, including area code

________________________________________________
(Former name or former address, if changed since last report.)

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Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2008, the Compensation Committee (the “Committee”) of Lev Pharmaceuticals, Inc. (“Lev”) approved the following bonuses to be paid by Lev to persons who were “Named Executive Officers” as described in Lev’s proxy statement for its 2008 Annual Meeting:

Named Executive Officer	Title	Bonus

Douglas Beck	Chief Financial Officer	$48,750
Dov Elefant	Corporate Controller	$48,750

The above amounts were determined by the Compensation Committee of the Board, in its discretion based on its evaluation of the performance of such persons. In addition, the Compensation Committee also granted Mr. Elefant a merit raise of 4% of his base salary retroactive to March 19, 2008, which is the anniversary date of the commencement of his employment with Lev. This amount was also determined by the Compensation Committee, in its discretion, based on Mr. Elefant’s performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LEV PHARMACEUTICALS, INC.

By:	/s/ Judson A. Cooper
Name: Judson A. Cooper
Title: Chairman and Executive Vice President
Date: September 17, 2008